EXHIBIT 8.2

[Letterhead of Sullivan & Cromwell LLP]

November 6, 2015

UIL Holdings Corporation

157 Church Street

New Haven, Connecticut 06506

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to UIL Holdings Corporation (“UIL”), a Connecticut corporation, in connection with the proposed merger (the “Merger”) of UIL with and into Green Merger Sub, Inc. (“Merger Sub”), a Connecticut corporation wholly owned by Iberdrola USA, Inc. (“Iberdrola USA”), a New York corporation, with Merger Sub continuing as the surviving corporation, pursuant to the Agreement and Plan of Merger (the “Agreement”) dated as of February 25, 2015, by and among UIL, Iberdrola USA and Merger Sub. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. The Merger is described in the proxy statement/prospectus, which is included in the registration statement filed on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”) in connection with the Merger. At your request, and in connection with the filing of the Registration Statement, we are rendering our opinion concerning certain United States federal income tax matters.

In providing our opinion, we have examined, and are expressly relying upon the truth and accuracy of the statements, representations, warranties, covenants and assumptions contained in, (i) the Agreement, (ii) the Registration Statement, (iii) UIL’s Officer’s Certificate, (iv) Iberdrola USA and Merger Sub’s Officer’s Certificate, and (v) such other documents as we have deemed necessary or appropriate for purposes of our opinion (clauses (i) through (v) collectively, the “Documents”). In addition, we have assumed that (1) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party to the Agreement), (2) the statements and representations concerning the transaction and the parties thereto set forth in the Documents are true, complete and correct in all respects, and will remain true, complete and correct in all respects at all times up to and including the Effective Time and thereafter (where relevant), and no actions have been taken or will be taken which are inconsistent with such statements or representations or which make any such statements or representations untrue, incomplete or incorrect at the Effective Time and thereafter (where relevant), (3) any statements made in the Documents regarding any person’s “knowledge” or “belief” (or similarly qualified) are true, complete and correct in all respects, and will remain true, complete and correct in all respects at all times up to and including the Effective Time and thereafter (where relevant), in each case as if made without such qualification, (4) the parties to the Agreement have complied with, and, if applicable, will continue to comply with, the covenants contained in the Agreement and the Registration Statement, and (5) there will be no change in applicable United States federal income tax law from the date hereof through the Effective Time. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

We hereby confirm to you our opinion as set forth in the Registration Statement under the caption “Material United States Federal Income Tax Consequences of the Transaction – The Merger,” subject to the qualifications, exceptions, assumptions and limitations contained therein, insofar as it relates to matters of United States federal income tax law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references therein to us. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Sullivan & Cromwell LLP